Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made in Tulsa, Oklahoma, as of the      day of                 , 2003, between ONEOK, Inc., (hereinafter referred to as “Corporation”), and «First_Name» «Last_Name» (hereinafter referred to as “Grantee”), a key employee of the Corporation or a division or subsidiary thereof.

WHEREAS, the Corporation desires to provide the Grantee with an added incentive to continue to contribute to the growth and profitability of the Corporation, to continue to perform services of major importance to the Corporation, and to encourage the Grantee to own shares of stock of the Corporation; and

WHEREAS, the stock granted hereunder is granted pursuant to the terms of the Corporation’s Long-Term Incentive Plan, as amended (hereinafter referred to as the Plan);

NOW, THEREFORE, in consideration of the mutual agreements stated hereinafter, the Corporation and the Grantee agree that:

1. Restricted Stock Award. The Grantee is hereby issued and granted, and the Grantee accepts, a Restricted Stock Award of «Restricted» shares of the Corporation’s Common Stock (hereinafter also referred to as “Restricted Stock”), all subject to the terms, provisions, and conditions of this Agreement (including, without limitation, the restrictions stated in paragraph 5, below) and of the Plan, which are incorporated herein by reference. Should there be any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. The grant of such shares of Restricted Stock to the Grantee shall be effective in the manner and to the extent provided in this Agreement and the Plan as to all or any part of the shares of stock subject to the grant from time to time during the period stated herein.

2. Plan. This Agreement is made and entered into pursuant to the ONEOK, Inc. Long-Term Incentive Plan as amended, and approved by the Shareholders of the Corporation, which Plan specifies the authority of the Corporation, its Board of Directors, and a committee of the Board of Directors to select key employees to be granted stock incentives. The Executive Compensation Committee of the Board of Directors (hereinafter referred to as the Committee) is authorized to administer the Plan with respect to this Agreement and the grant of such shares of Restricted Stock made to the Grantee pursuant to its terms. Except where expressly stated or clearly indicated otherwise by the terms of this Agreement, all terms, words and phrases used herein shall have the same meaning and effect as stated in the Plan.

3. Grantee’s Agreement Concerning Employment. In consideration of the Corporation’s granting a Restricted Stock Award of the shares of Restricted Stock as incentive compensation to Grantee, the Grantee agrees to continue to contribute and perform service in the employ of the Corporation or a division or subsidiary thereof at the direction, will and pleasure of the Corporation and the Board of Directors. Provided, however, neither the foregoing agreement of the Grantee in this paragraph 3, nor any other provision in this Agreement shall confer on the Grantee any right to continue in the employ of the Corporation (or a division or subsidiary thereof), or interfere in any way with the right of the Corporation (or such division or subsidiary) to terminate the Grantee’s employment at any time.

4. Registration of Stock; Grantee’s Representation With Respect To Purchase for Investment. It is intended by the Corporation that the Plan and the shares of Common Stock covered by the Restricted Stock Award issued and granted to the Grantee referred to in paragraph 1., are to be registered under the Securities Act of 1933, as amended, prior to the date of the grant; provided, that in the event such registration is for any reason not made effective for such shares, the Grantee agrees, for the Grantee, and for the Grantee’s heirs and legal representatives by inheritance or bequest, that all shares acquired pursuant to the grant will be acquired for investment and not with a view to, or for sale or tender in connection with the distribution of any part thereof, including any transfer or distribution of such shares by the Grantee pursuant to the grant and this Agreement or as otherwise allowed by the Plan.

5. Restrictions; Restricted Period; Transfer of Stock to Grantee. The issue and grant of the number of shares of the Restricted Stock to the Grantee stated in paragraph 1., above, shall be subject to the following terms and conditions:

(a) The ownership and transfer of the Restricted Stock granted to the Grantee shall be restricted during the period beginning                     , 2003, the date of the grant thereof (hereinafter referred to as “Grant Date”) and ending on                     , 2006, (which period is hereinafter referred to as “Restricted Period”), as herein provided.

(b) The shares of Restricted Stock issued and granted to the Grantee under this Agreement shall be registered in the name of the Grantee and shall be held in the form of book entry shares with a custodian designated by the Committee, and maintained and administered in accordance with procedures established by the Committee pursuant to the Plan and this Agreement. The grant of the Restricted Stock Award to the Grantee is conditioned upon the Grantee endorsing in blank a stock power for the Restricted Stock, and signing and delivering and all other documents reasonably requested by the Corporation and the Committee to carry out the terms of this Agreement.

(c) The Restricted Stock may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee or any other person except as provided in this Agreement and the Plan until the expiration of the Restricted Period.

(d) The Grantee shall become vested in the shares of Restricted Stock, and shall become owner of the shares of Common Stock granted to the Grantee hereunder free and clear of all restrictions imposed by this Agreement if the Grantee’s employment by the Corporation does not terminate during the Restricted Period; provided, that the Grantee shall become partially vested in the shares of Restricted Stock and the restrictions imposed by this Agreement shall partially cease to apply in events to the extent described in paragraph 6.(d), below.

(e) If the Grantee’s employment with the Corporation (or a division or subsidiary thereof) terminates prior to the end of the Restricted Period by reason of (i) the Grantee’s voluntary termination of the Grantee’s employment with the Corporation (or a division or subsidiary), or (ii) the involuntary Termination for Cause by the Corporation of the Grantee’s employment with the Corporation (or a division or subsidiary), the Grantee shall forfeit all the Grantee’s right, title or interest in the Restricted Stock; and the Grantee shall forfeit such right, title and interest in the Restricted Stock regardless of the reason for such termination of employment. Any such termination of employment of the Grantee described in the preceding sentence shall not be deemed to occur by reason of transfer of employment of the Grantee by or between the Corporation and any division or wholly owned subsidiary of the Corporation. Upon a forfeiture the shares of Restricted Stock forfeited shall become shares of the Corporation to be treasury stock, or authorized and unissued Common Stock as determined by the Corporation.

(f) The Grantee shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been the case if the Grantee was then vested in unrestricted ownership of the shares of the Restricted Stock; provided, that the Grantee shall not be entitled to vote the shares of Restricted Stock with respect to record dates applicable to and for such voting rights prior to the Grant Date, or with respect to record dates occurring on or after any date on which the Grantee forfeits the Restricted Stock hereunder.

(g) Any dividends paid with respect to shares of the Restricted Stock that become payable during the Restricted Period shall be reinvested in shares of Common Stock of the Corporation which shall be held, maintained in the same form, and subject to the same restrictions as apply to the Restricted Stock granted to Grantee hereunder; provided, that no dividends shall be payable or paid to or for the benefit of the Grantee with respect to records dates occurring prior to the Grant Date, or with respect to record dates occurring on or after any date on which the Grantee forfeits the Restricted Stock hereunder.

6. Transferability of Restricted Stock; Termination of Employment.

(a) Except as provided in subparagraph (b) of this paragraph 6, below, this Agreement, the Grantee’s rights and obligations thereunder and the Restricted Stock granted hereunder shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution which apply to the Grantee’s estate.

(b) Notwithstanding the foregoing, the Grantee may transfer any part or all of the Grantee’s rights in the Restricted Stock to members of the Grantee’s immediate family, or to one or more trusts for the benefit of such immediate family members, or partnerships in which such immediate family members are the only partners if the Grantee does not receive any consideration for the transfer. In the event of any such transfer, Restricted Stock shall continue to be subject to the same terms and conditions otherwise applicable hereunder and under the Plan immediately prior to its transfer, except that this stock shall not be further transferable by the transferee inter vivos, except for transfer back to the original Grantee. For any such transfer to be effective, the Grantee must provide prior written notice thereof to the Committee, unless otherwise authorized and approved by the Committee, in its sole discretion; and the Grantee shall furnish to the Committee such information as it may request with respect to the transferee and the terms and conditions of any such transfer. For purposes of transfer of this grant under this subparagraph (b), “immediate family” shall mean the Grantee’s spouse, children, and grandchildren.

(c) Notwithstanding anything to the contrary expressed or implied herein (including without limitation, the restrictions stated in paragraph 5 applicable to the Restricted Stock), all rights and interest of the Grantee in the Restricted Stock shall become invalid and wholly terminated and forfeited upon (i) the Grantee’s voluntary termination of the Grantee’s employment with the Corporation (or a division or subsidiary), or (ii) the involuntary Termination for Cause by the Corporation of the Grantee’s employment with the Corporation (or a division or subsidiary).

(d) Notwithstanding the foregoing provisions, in the event of termination of the Grantee’s employment with the Corporation during the Restricted Period by reason of (i) the involuntary termination of the Grantee’s employment with the Corporation other than a Termination for Cause (ii) the retirement of the Grantee, (iii) the Total Disability of the Grantee, or (iv) the Grantee’s death while still employed by the Corporation (or a division or subsidiary), then partial vesting shall be allowed as provided in this paragraph (d) and the Grantee shall become vested in and receive, in the event of any such involuntary termination of employment other than a Termination for Cause, retirement or Total Disability, and the legatees, or personal representatives or heirs of the Grantee shall be vested in and entitled to receive, in the event of the Grantee’s death, the percentage of the Restricted Stock which is determined by dividing the number of full months which have elapsed under the Restricted Period at the time of such termination of employment by the number of full months in the Restriction Period.

(e) The Grantee may designate a beneficiary to receive any rights of the Grantee which may become vested in the event of the death of the Grantee under procedures and in the form established by the Committee; and in the absence of such designation of a beneficiary, any such rights shall be deemed to be transferred to the estate of the Grantee.

(f) For purposes of this Restricted Stock Award to the Grantee and this Agreement, an involuntary “Termination for Cause” of the Grantee’s employment with and by the Corporation (or a division or subsidiary) shall mean that the Corporation (or a division or subsidiary has terminated such employment by reason of (i) the Grantee’s conviction in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property, (ii) the Grantee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Corporation (or a division or subsidiary), (iii) any violation by the Grantee of any covenant not to compete with the Corporation (or a division or subsidiary), (iv) any act of dishonesty by the Grantee which adversely effects the business of the Corporation (or a division or subsidiary), (v) any willful or intentional act of the Grantee which adversely affects the business of, or reflects unfavorably on the reputation of the Corporation (or a division or subsidiary); (vi) the Grantee’s use of alcohol or drugs which interferes with the Grantee’s performance of duties as an employee of the Corporation (or a division or subsidiary), or (vii) the Grantee’s failure or refusal to perform the specific directives of the Corporation’s Board of Directors, or its officers which directives are consistent with the scope and nature of the Grantee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Corporation, in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Corporation (or a division or subsidiary), which is hereby acknowledged, to terminate the Grantee’s employment at any time without cause.

(g) For purposes of this Agreement and the Restricted Stock Award, “Total Disability” shall mean that the Grantee is permanently and totally disabled and unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and has established such disability to the extent and in the manner and form as may be required under the provisions of Section 22(e) of the Internal Revenue Code of 1986, as amended (or corresponding section of any future federal tax code), and regulations thereunder.

7. Administration of Restricted Stock Award. The grant of Restricted Stock Award shall be subject to such other rules and requirements as the Committee, in its sole discretion, may determine to be appropriate with respect to administration of this Agreement and the restrictions made applicable to the Grantee and the Restricted Stock during the Restricted Period. This Agreement and the rights and obligations of the parties thereto shall be subject to interpretation and construction by the Committee to the same extent and with the same effect as the Committee actions under Section 11, and other pertinent provisions of the Plan. The Grantee shall take all actions and execute and deliver all documents as may from time to time be requested by the Committee in connection with such restrictions and in furtherance hereof. The Grantee agrees to pay to the Corporation any applicable federal, state, or local income, employment, social security, Medicare, or other withholding tax obligation arising in connection with the grant of the Restricted Stock Award to the Grantee; and the Corporation shall have the right, without the Grantee’s prior approval or direction, to satisfy such withholding tax by withholding all or any part of the shares of the Restricted Stock that would otherwise be transferred and delivered to the Grantee, with any shares so withheld to be valued at the Fair Market Value (as defined in Section 2[k] of the Plan) on the date of such withholding. The Grantee, with the consent of the Corporation, may satisfy such withholding tax by delivery and transfer to the Corporation of shares of Common Stock of the Corporation previously owned by the Grantee, with any shares so delivered and transferred to be valued at the Fair Market Value on the date of such delivery.

8. Adjustment Provisions. It is understood that, prior to the expiration of the Restricted Period provided in paragraph 5.(a), certain changes in capitalization of the Corporation may occur. It is, therefore, understood and agreed with respect to changes in capitalization that:

(a) If a stock dividend is declared on the Common Stock of the Corporation, there shall be added to the number of shares of Restricted Stock provided for under Section 1 of this Agreement, the number of shares which would have been issuable to the Grantee had the Grantee been the fully vested and unrestricted owner of the number of shares of Restricted Stock then held under the Restricted Stock Award granted, but not theretofore received without restriction; provided, however, that the additional shares of Restricted Stock shall be subject to all terms and provisions of this Agreement (including, without limitation, the restrictions stated in paragraph 5, above), and in making such adjustments, no fractional shares, or scrip certificates in lieu thereof, shall be issuable by the Corporation, and the Grantee shall be entitled to receive only the number of full shares of Restricted Stock to which the Grantee may be entitled by reason of such adjustment at the adjusted grant price per share.

(b) In the event of an increase in the outstanding shares of Common Stock of the Corporation, effectuated for the purpose of acquiring properties or securities of another corporation or business enterprise, there shall be no increase in the number of shares of Restricted Stock which are the subject matter of the Restricted Stock Award under this Agreement as a result of such acquisition.

(c) In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Corporation through recapitalization, reclassification, stock split-ups, consolidation of shares, changes in par value and the like, an appropriate adjustment shall be made in the number of shares of Restricted Stock provided for under Section 1 of this Agreement, by increasing or decreasing the number of shares of Restricted Stock, as may be required to enable the Grantee to acquire the same proportionate stockholdings as the grant of the Restricted Stock Award would originally have provided. Provided, however, that any additional shares of Restricted Stock shall be subject to all terms and provisions of this Agreement (including, without limitation, the restrictions stated in paragraph 5, above), and that in making such adjustments, no fractional shares, or scrip certificates in lieu thereof, shall be issuable by the Corporation, and the Grantee shall be entitled to receive only the number of full shares of Restricted Stock to which the Grantee may be entitled by reason of such adjustment.

(d) Notwithstanding any provision to the contrary stated herein, to the extent Restricted Stock is still restricted and not vested in Grantee at the time of a Change in Control with respect to the Corporation, then pursuant to the provisions of Section 8 of the Plan, it shall become fully vested and completely unrestricted and free and clear of any restrictions stated herein at that time; provided, that if such Change in Control occurs less than six (6) months after the date of the grant of Restricted Stock to the Grantee, then Restricted Stock shall become fully vested and completely unrestricted and free and clear of any restrictions stated herein at the time of such Change in Control only if the Grantee agrees in writing, if requested by the Corporation in writing, to remain in the employ of the Corporation or a division or subsidiary of the Corporation at least through the date which is six (6) months after the date the grant was made with substantially the same title, duties, authority, reporting relationships, and compensation as on the day immediately preceding the Change in Control. The provisions of this subparagraph (d) shall be applied in addition to, and shall not reduce, modify, or change any other obligation or right of the Grantee otherwise provided for in paragraph 3, above, concerning the Grantee’s continued employment with the Corporation or the termination thereof. If the Restricted Stock becomes subject to this subparagraph (d), it shall become fully vested in the Grantee and nonforfeitable. This Restricted Stock is subject to the provisions of Section 5(c) of the Plan authorizing the Corporation, or a committee of its Board of Directors, to provide in advance or at the time of a Change in Control for cash to be paid in settlement of the Restricted Stock, all subject to such terms and conditions as the Corporation or the Committee, in its sole discretion, may determine and impose. For purposes of this subparagraph (d), the term “Change in Control” shall have the same meaning as provided in the definition thereof stated in Section 2(c) of the Plan, including any amendments thereof which may be made from time to time in the future pursuant to the provisions of the Plan, with any amended definition of such term to apply to all events thereafter coming within the amended meaning.

9. Stock Reserved. The Corporation shall at all times during the term of this Agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the Restricted Stock Award issued and granted to Grantee and the requirements of this Agreement, and shall pay all original issue taxes on the grant of the Restricted Stock to the Committee and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

10. Rights of Shareholder. Except as otherwise provided in this Agreement, the Grantee shall have no rights as a shareholder in respect of shares of the Restricted Stock of which the Restricted Stock Award is granted; and the Grantee shall not be considered or treated as a record owner of shares with respect to the Restricted Stock until the Restricted Stock is fully vested and no longer subject to any of the restrictions imposed under this Agreement.

11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Grantee has signed the same, in duplicate originals, as of the day and year first above written.

ONEOK, Inc.
Corporation

By:
David Kyle
Chairman of the Board, President, and
Chief Executive Officer

«First_Name» «Last_Name»
Grantee

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